Exhibit 5.1
4 September 2009

Xinhua Sports & Entertainment Limited	DIRECT LINE: 2842 9549
2201, Tower D	E-MAIL: Atsuko.Hirose@conyersdillandpearman.com
Central International Trade Center	OUR REF: AH/cy/#303698 (M#873755)
6A Jian Wai Avenue	YOUR REF:
Chaoyang District
Beijing, 100022
People’s Republic of China
Dear Sirs
Xinhua Sports & Entertainment Limited (the “Company”)
We have acted as special legal counsel in the Cayman Islands to the Company in connection with the Company’s registration statement on Form F-3 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), to be filed on or about the date hereof by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of class A common shares of par value US$0.001 (the “Common Shares”), preference shares, par value US$0.001 each (“Preference Shares” and, together with the Common Shares, “Equity Securities”, which term includes any Common Shares or Preference Shares to be issued pursuant to the exercise of any other securities), and any combination of the foregoing.
For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:
(i)	the Registration Statement; and

(ii)	the prospectus (the “Prospectus”) contained in the Registration Statement.
We have also reviewed and relied upon the memorandum and articles of association of the Company (together, the “Constitutional Documents”), copies of the written resolutions adopted by the board of directors of the Company (the “Board”) on 22 August 2009 and copies of the written resolutions adopted by the audit committee of the Board on 26 August 2009 (collectively, the “Resolutions”), a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 24 August 2009 (the “Certificate Date”), the register of members of the Company (“Register”), a copy of an

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4 September 2009

undertaking from the Governor-in-Council of the Cayman Islands under the Tax Concessions Law (1999 Revision) dated 6 December 2005 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed (a) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and the Prospectus and other documents reviewed by us, (d) that the Resolutions remain in full force and effect and have not been rescinded or amended, (e) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein, (g) that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities at the time of issuance, (h) that the form and terms of any and all Equity Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preference Shares), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in the Cayman Islands, (i) that all necessary corporate action will be taken to authorise and approve any issuance of Equity Securities (including, if Preference Shares are to be issued, all necessary corporate action to establish one or more series of Preference Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (j) the validity and binding effect under the laws of the United States of America and each State thereof of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission, (k) that the Prospectus, when published, will be in substantially the same form as that examined by us for purposes of this opinion, (l) that the issuance and sale of and payment for the Equity Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and (m) that, upon the issue of any Equity Securities, the Company

Xinhua Sports & Entertainment Limited
4 September 2009

will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.
“Non-assessability” is not a legal concept under the Cayman Islands law, but when we describe the Common Shares and/or Preference Shares herein as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Common Shares and Preference Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Constitutional Documents after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Common Shares or Preference Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is governed by and to be construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Equity Securities by the Company as described in the Registration Statement, and is not to be relied upon in respect of any other matter.
On the basis of, and subject to, the foregoing, we are of the opinion that:
1.	As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands.

2.	Upon the issuance of Common Shares and/or Preference Shares and payment of the consideration therefor, such Common Shares and/or Preference Shares will be validly issued, fully paid and non-assessable.

3.	Based solely on our review of the Register, there are 152,718,667 Common Shares and 332,800 series B preferred shares of US$0.001 par value in issue and all such shares have been validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company with respect to the holding of such shares).

4.	The statements relating to certain Cayman Islands tax matters set forth under the caption “Taxation—Cayman Islands Taxation” in the Registration Statement constitute the opinion of Conyers Dill & Pearman and are accurate in all material respects.

Xinhua Sports & Entertainment Limited
4 September 2009

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us under the headings “Enforceability of Civil Liabilities” and “Validity of the Securities” in the Prospectus contained in the Registration Statement and any supplement thereto. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission thereunder.
Yours faithfully
/s/ Conyers Dill & Pearman
Conyers Dill & Pearman